Exhibit 23.8

June 9, 2010

AutoNavi Holdings Limited

18/F, Daheng Scitech Mansion, South Section

No. 3 Suzhou Street

Haidian District

Beijing 100080

The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of AutoNavi Holdings Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on June 9, 2010 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Dave Qi
Dave Qi